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Exhibit 10.26

CONFIDENTIAL TREATMENT REQUEST
CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

NINTH AMENDMENT TO
MANUFACTURING & DISTRIBUTION AGEEMENT

        This NINTH AMENDMENT, dated as of November 25, 2002, amends that certain Manufacturing & Distribution Agreement by and between GENSIA SICOR PHARMACEUTICAL SALES, INC. ("Gensia Sicor") (assignee of Gensia Sicor Pharmaceuticals, Inc., formerly Gensia Laboratories, Ltd.) and BAXTER HEALTHCARE CORPORATION ("Baxter") (formerly Ohmeda Pharmaceutical Products Division Inc.) dated as of February 27, 1996, as amended (the "Agreement").

        1.    Section 2.4 of the Agreement is amended to add the following new Section 2.4.2 immediately following the end thereof:

          "2.4.2    Sales and Inventory Reports.    Baxter shall provide Gensia Sicor with sales reports for each product within ten (10) days of the end of each calendar quarter during the term of this Agreement, and inventory reports for each product within ten (10) days of the end of each month during the term of this Agreement, in the format in which it is currently provided."

        2.    A new Section 2.7.3 is added to the Agreement as follows:

          "2.7.3    Alternative Formulations of Injectable Propofol.    Notwithstanding anything in this Agreement to the contrary, in the event either Baxter or Gensia Sicor desires to develop, acquire or license, or is offered an opportunity to develop, acquire, or license a product, technology, process, or other intellectual property rights in a formulation of injectable propofol other than the formulation currently being marketed by Baxter under this Agreement or other formulations currently manufactured by or for either Baxter or Gensia Sicor in any other area of the world as of the date of this Ninth Amendment, irrespective of whether such formulation can be marketed under an ANDA, an NDA, or an application pursuant to section 505(b)(2) of the Food, Drug and Cosmetic Act (a "New Propofol Formulation"), such party shall promptly notify the other party in writing. In the event such party wishes to pursue the opportunity, it shall offer the other party the right ***. Prior to commercialization, the parties shall mutually agree on the allocation of costs for the manufacture, marketing, sales and distribution of the New Propofol Formulation. In the event such other party elects not to accept the right set forth herein, such other party shall nonetheless be entitled to receive a ***. In the event such party does not wish to pursue the opportunity, the other party shall be free to do so, provided that the first party shall be entitled to receive a ***. Notwithstanding the foregoing, with respect to formulations of propofol for veterinary use, the provisions of this section shall be subject to the rights and obligations of the parties under agreements existing at the time this amendment is executed."

***    Confidential Treatment has been requested with respect to certain portions of this agreement.

        3.    Section 2.10 of the Agreement (including subsections 2.10.1 through 2.10.5, inclusive) is deleted in its entirety and replaced with the following:

          "2.10    Baxter Purchase Obligations.    Baxter agrees to purchase the following Gensia Sicor products in finished dosage form sufficient to meet all of Baxter's needs for such products in the Territory: atropine, bumetanide, diltiazem, enalaprilat, hetastarch, neostigmine, nitroprusside and phenylephrine."

        4.    Sections 2.12 and 2.12.1 of the Agreement are deleted in their entirety and replaced with the following:

          "2.12    Option to Discontinue Products.    In the event Gensia Sicor deems it commercially unreasonable for it to continue to sell any Product presentation to Baxter hereunder for reasons due to financial hardship, raw material or component availability, Gensia Sicor shall have the right

  (at its option, in its sole discretion) to terminate this Agreement as to such Product presentation by written notice to Baxter. If Gensia Sicor elects to terminate this Agreement as to any such Product presentation, then Baxter shall have the right, which may be exercised only by written notice to Gensia Sicor within thirty (30) days after Baxter's receipt of the termination notice from Gensia Sicor, to continue this Agreement as to such Product presentation for a period (the "Continuation Period") of up to one (1) year after the date of Gensia Sicor's receipt of the continuation notice from Baxter; provided, however, that during the Continuation Period with respect to any such Product presentation, Gensia Sicor shall not be obligated to deliver to Baxter more than the quantity of such Product presentation ordered in good faith by Baxter as necessary to satisfy its requirements under those contracts of Baxter existing and in effect as of the date of Baxter's receipt of the termination notice under this Section 2.12.

          In the event Baxter deems it commercially unreasonable for it to continue to purchase any Product presentation from Gensia Sicor hereunder for reasons due to financial hardship, raw material or component availability, Baxter shall have the right (at its option, in its sole discretion) to terminate this Agreement as to such Product presentation by written notice to Gensia Sicor. If Baxter elects to terminate this Agreement as to any such Product presentation, then Gensia Sicor shall have the right, which may be exercised only by written notice to Baxter within thirty (30) days after Gensia Sicor's receipt of the termination notice from Baxter, to continue this Agreement as to such Product presentation for a period (the "Continuation Period") of up to one (1) year after the date of Baxter's receipt of the continuation notice from Gensia Sicor; provided, however, that during the Continuation Period with respect to any such Product presentation, Baxter shall not be obligated to purchase from Gensia Sicor more than the quantity of such Product presentation required pursuant to section 2.13.4."

        5.    Section 2.13.4 of the Agreement is amended to add at the end thereof the following:

  "From and after January 1, 2003, Baxter agrees to purchase from Gensia Sicor during each calendar year at least the number of finished dosage units of Propofol equivalent to *** of compounded one percent (1%) bulk propofol. Notwithstanding the foregoing, Baxter's annual minimum purchase obligation pursuant to the preceding sentence shall (x) terminate in the event that another generic form of propofol is launched by a third party, or (y) be reduced by *** upon the launch of Diprivan® 2% propofol or another propofol product approved under an NDA. Subject to the following sentence, in the event Baxter fails to meet such minimum purchase obligations during any calendar year then it will pay Gensia Sicor an amount equal to the purchase price (as calculated under the Agreement) of the number liters of Propofol by which its applicable minimum annual purchase requirement exceeds the number of liters actually purchased. Notwithstanding the preceding sentence, in the event Baxter fails to purchase from Gensia Sicor during each calendar year at least the number of finished dosage units of Propofol equivalent to *** of compounded bulk propofol, Gensia Sicor shall have the right to terminate this Agreement as to Propofol, provided that Baxter shall have a period of six (6) months in which to cure such failure by purchasing the amount of the prior year's shortfall. If, at the end of such six (6) month period, Baxter has not purchased at least the number of finished dosage units of Propofol equivalent to the sum of such shortfall plus *** of compounded bulk propofol, Gensia Sicor shall have the right to terminate this Agreement immediately. If for any reason not caused by an act or omission of Baxter Gensia Sicor cannot supply Propofol to Baxter for more than 45 days, Baxter's applicable minimum annual purchase requirement will be reduced on a pro rata basis."

***    Confidential Treatment has been requested with respect to certain portions of this agreement.

        6.    A new section 2.14 is added to the Agreement as follows:

          "2.14    Business Review.    Responsible representatives of Baxter and Gensia Sicor shall meet in person on a quarterly basis to review Product performance."

        7.    Section 5.1 of the Agreement is deleted in its entirety and replaced with the following:

        "5.1    Transfer Price.    Effective January 1, 2003, the price for each Product presentation ("Transfer Price"), other than Hetastarch and Propofol, to be delivered to Baxter by Gensia Sicor during the term of this Agreement shall be *** as set forth in Exhibit C hereto. Baxter shall pay to Gensia Sicor an amount equal to ***. For Propofol, the Transfer Price shall be ***. For Hetastarch, the purchase price shall be as described in section 5.5. The terms of payment are net thirty (30) days from date of invoice which invoice shall not predate the shipment of Products."

***    Confidential Treatment has been requested with respect to certain portions of this agreement.

        8.    Section 5.2 of the Agreement is deleted in its entirety and replaced with the following:

        "5.2    Adjustments to Transfer Price.    Except with respect to Hetastarch, the Transfer Prices set forth in Exhibit C will be adjusted at the beginning of each Annual Period to reflect ***. The Transfer Price for Hetastarch shall be adjusted pursuant to the terms of section 5.5. Gensia Sicor shall provide written notice of such adjustment thirty (30) days prior to the date of the adjustment."

***    Confidential Treatment has been requested with respect to certain portions of this agreement.

        9.    Section 5.3 of the Agreement is amended to add a new section 5.3.3 as follows:

          "5.3.3    Limitation.    In no event shall any Percentage Payment made under this section 5.3 be less than ***."

***    Confidential Treatment has been requested with respect to certain portions of this agreement.

        10.  Section 6.1 of the Agreement is amended to strike the phrase "nine (9)" and insert the phrase "thirteen (13)", and to add to the last sentence thereof the phrase, "provided that such notice may not be given before December 31, 2006".

        11.  Promptly following execution of this Ninth Amendment, Baxter shall grant to Gensia Sicor the exclusive right in the United States to manufacture, market and sell milrinone under Baxter's current ANDA filed with the FDA. As of the Effective Date of this Amendment, Gensia Sicor shall release Baxter from its obligation to purchase all of its requirements for milrinone from Gensia Sicor.

        12.  Except as specifically set forth above, all other terms and conditions set forth in the Agreement shall remain unchanged.

        13.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

        IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

GENSIA SICOR PHARMACEUTICAL SALES, INC.	BAXTER HEALTHCARE CORPORATION
By:	By:
Name:	Name:
Title:	Title:
GENSIA SICOR PHARMACEUTICALS, INC.
By:
Name:
Title:

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  Exhibit 10.26
NINTH AMENDMENT TO MANUFACTURING & DISTRIBUTION AGEEMENT